CONSENT OF INDEPENDENT AUDITORS



The Directors and Shareholders
Keystone America Hartwell Emerging Growth Fund, Inc.


     We consent to the use of our report dated November 1, 1996 which is incorporated by reference in the Form N-14 of Evergreen Trust dated April 18, 1997 and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                                        KPMG Peat Marwick LLP
Boston, Massachusetts
April 18, 1997